                                                                       Exhibit 1
                                                                       ---------



    We, the undersigned, hereby express our agreement that the attached statement on Schedule 13D is filed on behalf of each of the undersigned.

February 23, 2001                 /s/ Floyd D. Gottwald, Jr.
                                 _______________________________________________
                                    Floyd D. Gottwald, Jr.


                                  /s/ William M. Gottwald
                                 _______________________________________________
                                    William M. Gottwald, MD


                                  /s/ John D. Gottwald
                                 _______________________________________________
                                    John D. Gottwald


                                  /s/ James T. Gottwald
                                 _______________________________________________
                                    James T. Gottwald



                              Page 12 of 12 Pages